Exhibit 99.1

Contact:	Joe Schierhorn, Chief Operating Officer, President, and CEO of Northrim Bank
(907) 261-3308
Latosha Frye, Chief Financial Officer
(907) 261-8763

NEWS RELEASE

Northrim BanCorp Earns $4.4 Million, or $0.63 per Diluted Share in 2Q16

ANCHORAGE, Alaska - August 1, 2016 - Northrim BanCorp, Inc. (NASDAQ:NRIM) (“Northrim” or the "Company") today reported a 29% increase in second quarter net income attributable to the Company compared to the linked quarter primarily due to higher mortgage production. Net income attributable to the Company decreased 9% in the second quarter of 2016 compared to the same quarter a year ago mainly due to increased operating expenses this year in the community banking segment. Net income attributable to the Company in the second quarter of 2016 totaled $4.4 million, or $0.63 per diluted share, compared to $4.8 million, or $0.69 per diluted share, in the second quarter of 2015, and $3.4 million, or $0.48 per diluted share, in the first quarter of 2016. In the first half of 2016, net income attributable to the Company decreased to $7.7 million, or $1.11 per diluted share, compared to $8.3 million, or $1.20 per diluted share in the first half of 2015 mainly due to higher refinancing activity in the home mortgage lending segment in 2015.

“Slowing loan demand was partially offset by strong mortgage banking income in the second quarter,” said Joseph Beedle, Chairman, President and CEO of the Company. “Our mortgage business continues to generate strong revenues and profits. In the second quarter, home mortgage lending contributed $8.8 million to pre-tax revenues and $0.22 to net earnings per diluted share, and $14.7 million to pre-tax revenue and $0.30 to net earnings per diluted share in the first half of 2016.

“The loan portfolio decreased in the second quarter of 2016 compared to both the previous quarter and second quarter of 2015, mostly as a result of the completion of several large commercial construction projects in 2016 that were not fully offset by growth in other areas of the portfolio,” said Beedle. “Our commercial real estate (“CRE”) loan portfolio (both owner-occupied and investment properties) generated 9% year-over-year growth and accounted for 49% of loans at the end of June 2016. Construction loans were down 24% in the second quarter of 2016 and 31% year-over-year, primarily due to approximately $35 million in projects which were completed and termed out in the second quarter of 2016 and $74 million which were completed in the last twelve months. Of these construction loans, $25 million and $46 million converted to the CRE portfolio in the second quarter of 2016 and in the last twelve months, respectively."

“The ratio of nonperforming assets to total assets, net of government guarantees increased during the second quarter of 2016, primarily due to the addition of two lending relationships to non-accrual loans totaling $8.2 million,” said Joe Schierhorn, Northrim Bank’s CEO, President, and Chief Operating Officer. “One $5.9 million relationship is related to a residential land development project in the greater Anchorage market. The loan has been included in adversely classified loans since December 31, 2015. The other $2.3 million relationship is made up of three loans to a commercial business in the transportation industry, and these loans have been adversely classified loans since March 31, 2016.”

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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Financial Highlights

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Total assets	$1,518,370	$1,500,199	$1,499,492	$1,539,253	$1,500,331
Total portfolio loans	$967,345	$970,517	$980,787	$973,680	$974,849
Average portfolio loans	$969,450	$980,117	$979,789	$982,301	$966,952
Total deposits	$1,255,688	$1,246,968	$1,240,792	$1,264,919	$1,238,717
Average deposits	$1,235,142	$1,236,555	$1,291,133	$1,230,243	$1,193,362
Total shareholders' equity	$183,965	$180,398	$177,214	$175,336	$171,082
Net income attributable to Northrim BanCorp	$4,350	$3,376	$4,106	$5,335	$4,781
Diluted earnings per share	$0.63	$0.48	$0.59	$0.77	$0.69
Return on average assets	1.17%	0.91%	1.05%	1.42%	1.33%
Return on average shareholders' equity	9.42%	7.61%	9.37%	12.37%	11.46%
Net interest margin ("NIM")	4.21%	4.23%	4.05%	4.32%	4.37%
Tax equivalent NIM*	4.27%	4.29%	4.10%	4.38%	4.44%
Efficiency ratio	74.52%	74.47%	74.23%	66.93%	68.64%
Tangible common equity/tangible assets*	10.72%	10.61%	10.40%	10.00%	9.97%
Book value per share	$26.75	$26.23	$25.77	$25.56	$24.96
Tangible book value per share*	$23.30	$22.78	$22.31	$22.09	$21.47
Dividends per share	$0.19	$0.19	$0.19	$0.19	$0.18

* References to tax equivalent NIM, tangible book value per share, tangible common equity and tangible assets (all of which exclude intangible assets) represent non-GAAP financial measures. Management has presented these non-GAAP measurements in this earnings release, because it believes these measures are useful to investors. See page 20 of this release for reconciliations of these measures to GAAP financial measures.

•	Year-to-date 2016 net income attributable to the Company totaled $7.7 million, or $1.11 per diluted share, compared to $8.3 million, or $1.20 per diluted share, in the first half of 2015.

•
Total revenues, which include net interest income plus total other operating income, increased 11% in the second quarter of 2016 from the previous quarter and 1% from the second quarter a year ago. Second quarter 2016 revenues were $25.9 million, compared to $23.3 million in the preceding quarter and $25.8 million in the second quarter a year ago.

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Net interest income was down 1% in the second quarter of 2016 compared to both the first quarter of 2016 and the second quarter a year ago, primarily as a result of a decrease in average loan balances from the first quarter of 2016, and a decrease in the yield on portfolio loans compared to the second quarter of 2015.

•
Other operating income increased 30% to $11.9 million in the second quarter of 2016 compared to the previous quarter and accounted for 46% of total revenues in the current quarter. In the preceding quarter, other operating income was $9.1 million and 39% of total revenues, and was $11.6 million and 45%, respectively, in the second quarter a year ago.

•
NIM decreased slightly to 4.21% in the second quarter of 2016 compared to 4.23% in the first quarter of 2016 and 4.37% in the second quarter a year ago, while tax equivalent NIM* also declined compared to those periods, but still remained above peer average[1] at 4.27% in the second quarter of 2016. The decrease in both NIM and tax equivalent NIM* in the current quarter compared to the year ago quarter is primarily the result of the increase in lower-yielding securities in the mix of interest earning assets.

1As of March 31, 2016, the SNL US Bank Index tracked 331 banks with averages for the following ratios: NIM (tax equivalent) 2.77%, return on average assets 0.88%, and return on average equity 7.67%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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•
Northrim paid a quarterly cash dividend of $0.19 per share in June 2016, up from the $0.18 per share dividend paid in June 2015. The dividend provides an annual yield of approximately 2.7% at current market share prices.

•
Book value per share increased to $26.75 at the end of the second quarter of 2016 compared to $26.23 at the end of the previous quarter and $24.96 at the end of the second quarter of 2015. Tangible book value* increased to $23.30 per share at June 30, 2016, compared to $22.78 per share at March 31, 2016 and $21.47 per share a year ago, mainly as a result of a steady contribution from earnings less cash dividends paid.

•	Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 13.85% at June 30, 2016, compared to 13.66% at March 31, 2016, and 12.67% a year ago.

•
Total shareholders' equity to total assets was 12.12% at the end of the second quarter of 2016 compared to 12.02% at the end of the prior quarter and 11.40% at the end of the second quarter of 2015, while tangible common equity to tangible assets* was 10.72% at June 30, 2016, compared to 10.61% at March 31, 2016, and 9.97% a year ago.

Alaska Economic Update

Northrim Bank sponsors the Alaskanomics blog to provide news, analysis, and commentary on Alaska’s economy. Join the conversation at Alaskanomics.com or for more information on the Alaska economy, visit: www.northrim.com and click on the “About Northrim” link and then click "Alaska's Economy". Information from our website is not incorporated into, and does not form a part of this press release.

“Employment in the Alaska economy was essentially flat during the first half of 2016, which represents a more moderate overall impact from the decrease in the global price of oil compared to what other energy producing regions in the nation have experienced thus far,” said Beedle.  According to the Alaska Department of Labor, preliminary data shows that average employment in the State of Alaska in 2016 decreased 0.1% in the first six months of 2016 as compared to the same period in 2015, as job losses in the oil and gas industry, construction, state government and professional and business services have been partially offset by growth in retail trade, health care, and leisure and hospitality jobs. "As the Alaska economy has slowed, our loan demand has also slowed moderately. However, we believe our pipeline of loans for underwriting remains healthy," said Beedle.

“We believe our state government is having difficulty addressing the state’s fiscal deficit issues, which we believe can be funded from draws from Alaska’s substantial reserves for no more than three additional years. We also believe that systemic reductions in government expenses, increased taxation, and use of earnings from the Alaska Permanent Fund provide opportunities for the State of Alaska to fund its deficit.  We believe that Alaska has been more resilient than other energy dependent states, because we did not have an overheated energy sector or an overbuilt housing market when energy and commodities prices began to fall,” Beedle continued.

Review of Income Statement

Consolidated Income Statement

In the period ending June 30, 2016, Northrim generated a return on average assets of 1.17% and a return on average equity of 9.42%, as compared to a 0.88% return on average assets and 7.67% return on average equity posted by the 331 banks that make up the SNL U.S. Bank Index. Similarly, our NIM and tax equivalent NIM* for the second quarter of 2016 were 4.21% and 4.27% compared to 2.77% tax equivalent for the index peers. 1

Net Interest Income/Net Interest Margin

Net interest income decreased 1% to $14.1 million in the second quarter of 2016 as compared to $14.2 million in both the previous and year ago quarters, primarily due to a decrease in average loan balances from the first quarter of 2016, and a decrease in the yield on portfolio loans compared to the second quarter of 2015. Net interest income increased 2% in the first half of 2016 to $28.3 million compared to $27.8 million in the first half of 2015, primarily due to reduced interest expense on borrowings as well as higher average portfolio loan balances on a year-to-date basis, which was only partially offset by lower yields.

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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NIM and tax equivalent NIM* decreased in the second quarter of 2016 compared to linked quarter and compared to the second quarter of 2015, and also decreased for the first six months of 2016 as compared to the same period in 2015. “We have experienced a gradual decline in our NIM primarily as a result of the flattening of the yield curve, lower loan balances, and higher securities holdings,” said Schierhorn.

The Company's tax equivalent NIM*, which is primarily comprised of activities in the community banking segment, remained well above the average for the 331 banks in the SNL U.S. Bank Index of 2.77% as of March 31, 2016. “We are continuing to forecast tax equivalent NIM* stabilizing in the 4.20% to 4.30% range, regardless of interim changes in Fed Funds rates. We believe tax equivalent NIM should benefit once interest rates rise another 50 basis points or the yield curve steepens, and would be adversely affected if rates continue to fall and the yield curve continues to flatten,” said Latosha Frye, Chief Financial Officer.

Provision for Loan Losses

The provision for loan losses decreased to $200,000 in the second quarter of 2016 from $703,000 in the first quarter of 2016 and $376,000 in the second quarter of 2015. The decrease is primarily due to lack of growth in the loan portfolio. Although there were increases in adversely classified loans and nonperforming loans in the second quarter, there was no significant additional impairment on these loans during the quarter. The allowance for loan losses to portfolio loans at the end of the second quarter of 2016 increased to 1.90% from 1.87% at March 31, 2016 and 1.79% at June 30, 2015.

Other Operating Income

In addition to home mortgage lending, Northrim has interests in other businesses that complement its core community banking activities. It provides financial services to businesses and individuals through these interests, including purchased receivables financing, employee benefit plans, and wealth management. These complementary business activities contributed $1.5 million, or 6% of total revenues in the second quarter of 2016, in the first quarter of 2016, and in the second quarter a year ago.

Other operating income on a consolidated basis grew 30% to $11.9 million, or 46% of total second quarter 2016 revenues, up from $9.1 million, or 39% of first quarter 2016 revenues, and grew 3% from $11.6 million, or 45% of second quarter 2015 revenues. Strong contributions from the home mortgage lending segment in the current quarter was the primary reason for the increase in other operating income as compared to both prior periods, which offset modest declines in other revenue items. On a year-to-date basis, other operating income decreased 5% to $21.0 million from $22.1 million in the first half of 2015, primarily due to high refinancing activity in the first quarter of 2015.

Other Operating Expenses

Operating expenses increased to $19.4 million in the second quarter of 2016 compared to $17.4 million in the first quarter of 2016 and $17.8 million in the second quarter of 2015. The increase from the previous quarters was primarily the result of higher salaries and other personnel expenses combined with the increase in the fair value of the earn-out liability associated with the acquisition of Residential Mortgage Holding Company, LLC ("RML"), increased expenses associated with other real estate owned ("OREO") assets, and a $358,000 loss on the sale of one branch location. The Company sold one branch, but simultaneously entered into a long-term lease of the same branch location in the second quarter of 2016. While this transaction generated a loss on sale in the current quarter, management believes that leasing this location will be cost effective and operationally more efficient than owning the property in the longer term.

Community Banking

Net income attributable to the Company for the community banking segment totaled $2.8 million in the second quarter of 2016, relatively consistent with the preceding quarter and a decrease compared to $3.4 million in the second quarter a year ago. Flat loan growth and higher operating expenses primarily accounted for the year-over-year decline. In addition to the $358,000 loss on the sale of one branch location in the second quarter of 2016, operating expenses increased in the second quarter of 2016 as compared to the same quarter last year mainly due to increased salaries and

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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medical costs as well as an increase in OREO expenses primarily due to a market valuation adjustment of $130,000 for one commercial property in a remote location in Alaska. Year-to-date, net income attributable to the Company for the community banking segment totaled $5.6 million, or $0.81 per diluted share for the first six months of both 2016 and 2015. Increased personnel costs of $1.3 million in the first half of 2016, mainly consisting of salary and medical expenses, were offset by a decrease of $1.3 million in the expenses related to the earn-out liability associated with the acquisition of RML.
"RML continues to outperform our original projections made when we purchased the business at the end of 2014. This quarter, and for the year, RML's net income attributable to the Company again exceeded our original estimates, though to a lesser degree than through the first half of 2015,” said Frye. The earn-out payments related to the acquisition of RML are an obligation of Northrim Bank and are therefore included in the community banking segment results.

The following table provides highlights of the community banking segment of Northrim:

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net interest income	$13,829	$13,933	$14,008	$14,425	$13,984
Provision for loan losses	200	703	376	676	376
Other operating income	3,354	3,409	3,794	4,269	3,704
Change in fair value, RML earn-out liability	687	130	1,225	780	587
Other operating expense	12,504	12,306	11,965	11,853	11,430
Income before provision for income taxes	3,792	4,203	4,236	5,385	5,295
Provision for income taxes	805	1,285	985	1,513	1,722
Net income	2,987	2,918	3,251	3,872	3,573
Less: net income attributable to the noncontrolling interest	156	130	120	197	162
Net income attributable to Northrim BanCorp	$2,831	$2,788	$3,131	$3,675	$3,411
Average diluted shares	6,968,891	6,964,707	6,971,828	6,952,209	6,941,671
Diluted earnings per share	$0.41	$0.40	$0.45	$0.53	$0.49

	Year-to-date
(Dollars in thousands, except per share data)	June 30, 2016	June 30, 2015
Net interest income	$27,762	$27,500
Provision for loan losses	903	702
Other operating income	6,763	6,933
Change in fair value, RML earn-out liability	817	2,089
Other operating expense	24,810	23,252
Income before provision for income taxes	7,995	8,390
Provision for income taxes	2,090	2,526
Net income	5,905	5,864
Less: net income attributable to the noncontrolling interest	286	234
Net income attributable to Northrim BanCorp	$5,619	$5,630
Average diluted shares	6,966,905	6,938,879
Diluted earnings per share	$0.81	$0.81

Home Mortgage Lending

“Second quarter 2016 mortgage lending volumes increased as compared to the first quarter, which is a normal seasonal fluctuation, with refinancing activity accounting for 18% of total loans funded in the quarter. Refinancing activity accounted for 16% of loans funded in the first quarter of 2016 and 20% of second quarter 2015 production,” said

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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Schierhorn. “With interest rates remaining at historically low levels, mortgage demand continues to be stable. Commitments for new mortgages grew 18% from the preceding quarter and 13% from the second quarter a year ago."

In the fourth quarter of 2015, Northrim began servicing the loans RML originates for the Alaska Housing Finance Corporation, which account for approximately 20% of loans originated by RML in 2016. Northrim now services 833 loans in its $193 million servicing portfolio. Servicing income contributed $510,000 to second quarter mortgage banking income, compared to $701,000 for the first quarter of 2016 and $30,000 for the first quarter 2015.

Operating expenses in the home mortgage lending segment increased to $6.1 million in the second quarter of 2016 compared to $4.9 million in the first quarter. “The increase in our operating expenses for the home mortgage lending segment in the second quarter of 2016 compared to the previous quarter is primarily the result of higher commission costs, which increase when production increases,” said Frye.

The following table provides highlights of the Home Mortgage Lending segment of Northrim:

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net interest income	$250	$241	$392	$257	$211
Provision for loan losses	—	—	—	—	—
Other operating income	8,510	5,696	6,310	8,138	7,859
Other operating expense	6,178	4,935	5,039	5,570	5,736
Income before provision for income taxes	2,582	1,002	1,663	2,825	2,334
Provision for income taxes	1,063	414	688	1,165	964
Net income attributable to Northrim BanCorp	$1,519	$588	$975	$1,660	$1,370

Average diluted shares	6,968,891	6,964,707	6,971,828	6,952,209	6,941,671
Diluted earnings per share	$0.22	$0.08	$0.14	$0.24	$0.20

Mortgage commitments	$98,788	$83,823	$71,280	$74,637	$87,460
Mortgage loans funded for sale	$208,921	$133,050	$159,590	$201,402	$216,450
Mortgage loan refinances to total fundings	18%	16%	12%	10%	20%
Mortgage loans serviced for others	$193,230	$160,803	$125,446	$94,791	$88,948

Net realized gains on mortgage loans sold	$7,147	$4,777	$5,216	$7,496	$7,532
Change in fair value of mortgage loan commitments, net	480	48	(57)	(5)	(140)
Total production revenue	7,627	4,825	5,159	7,491	7,392
Mortgage servicing revenue, net	510	701	820	308	30
Other mortgage banking revenue	373	170	331	339	437
Total mortgage banking income	$8,510	$5,696	$6,310	$8,138	$7,859

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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	Year-to-date
(Dollars in thousands, except per share data)	June 30, 2016	June 30, 2015
Net interest income	$491	$327
Provision for loan losses	—	—
Other operating income	14,206	15,165
Other operating expense	11,113	10,873
Income before provision for income taxes	3,584	4,619
Provision for income taxes	1,477	1,907
Net income attributable to Northrim BanCorp	$2,107	$2,712

Average diluted shares	6,966,905	6,938,879
Diluted earnings per share	$0.30	$0.39

Mortgage commitments	$182,611	$168,674
Mortgage loans funded for sale	$341,971	$392,823
Mortgage loan refinances to total fundings	17%	28%

Net realized gains on mortgage loans sold	$11,924	$13,686
Change in fair value of mortgage loan commitments, net	528	678
Total production revenue	12,452	14,364
Mortgage servicing revenue, net	1,211	53
Other mortgage banking revenue	543	748
Total mortgage banking income	$14,206	$15,165

Balance Sheet Review

Northrim’s assets increased 1% to $1.52 billion at June 30, 2016, compared to $1.50 billion a year ago, mainly as a result of an increase in investments from increasing deposit balances.

Average investment securities increased 1% from the preceding quarter and increased 28% from a year ago. The investment portfolio generated an average net tax equivalent yield of 1.44% for the second quarter of 2016 and the average estimated duration of the investment portfolio was 1.2 years at June 30, 2016.

Average loans held for sale increased 28% to $48.8 million in the second quarter of 2016 compared to the linked quarter, primarily reflecting the seasonality of the mortgage business and the sustained demand for home loans in the Alaska marketplace but decreased 26% from a year ago mainly due to less refinance activity in 2016.

Year-over-year, portfolio loans declined 1% to $967.3 million at June 30, 2016, and average portfolio loans increased 2% in the first half of 2016 from a year ago. Construction and land development loans, which are by nature short-term, fell 24% in the second quarter of 2016 and 31% year-over year. Partially offsetting this decline was the increase in commercial real estate projects which grew 3% in the second quarter of 2016 and 9% year-over-year.

Alaskans account for substantially all of Northrim’s deposit base, which is primarily made up of low-cost transaction accounts. Balances in transaction accounts at June 30, 2016, represented 89% of total deposits. At June 30, 2016, total deposits were $1.26 billion, up slightly from $1.24 billion a year ago and $1.25 billion from the immediate prior quarter. Year-over-year, average non-interest bearing deposits grew 8% in 2016 and average interest-bearing deposits increased 3%, bringing average total deposits up 4% to $1.24 billion for the second quarter of 2016 compared to $1.19 billion in the second quarter a year ago.

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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Other borrowings declined to $4.4 million at June 30, 2016, down substantially from $22.3 million at June 30, 2015, as Northrim is now funding RML's short term borrowings from its internally generated liquidity.

Shareholders’ equity increased 8% to $184.0 million, or $26.75 per share, at June 30, 2016, compared to $171.1 million, or $24.96 per share, a year ago. Tangible book value per share* was $23.30 at June 30, 2016 compared to $21.47 per share a year ago. Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 13.85% at June 30, 2016.

Asset Quality

“While adversely classified assets remain elevated at the end of the second quarter as compared to one year ago, we had a decrease in charge-offs in the second quarter of 2016 and did not have any charge-offs related to the oil sector,” said Schierhorn. The following table details loan charge-offs, by industry:

(Dollars in thousands)	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Charge-offs:
Agriculture, forestry, fishing and hunting	$—	$493	$—
Construction	—	218	—
Transportation and warehousing	—	22	—
Retail trade	135	—	—
Consumer	—	1	—
Total charge-offs	$135	$734	$—

At June 30, 2016, nonperforming assets, net of government guarantees, increased to 0.80% of total assets from 0.29% at the end of the preceding quarter and 0.41% a year ago. Net non-performing loans were 1.00% of portfolio loans compared to 0.17% at the end of the preceding quarter and 0.35% a year ago. These increases are primarily the result of the increase in nonaccrual loans that was discussed on page 1.

Performing restructured loans, that were not included in nonaccrual loans at the end of the first quarter of 2016, improved to $11.2 million at the end of the second quarter from $11.6 million at the end of the previous quarter, but grew from $5.7 million at the end of the second quarter a year ago, primarily due to a single lending relationship for a medical business that was restructured in the fourth quarter of 2015. The maturities of these loans were extended to allow the amortization schedules for the loans to more closely mirror the cash flow of this business. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans. The Company presents restructured loans that are performing separately from those that are classified as nonaccrual to provide more information on this category of loans and to differentiate between accruing performing and nonperforming restructured loans. At June 30, 2016, performing restructured loans plus nonperforming loans, net of government guarantees, increased to 1.54% of total assets from 1.07% at the end of the preceding quarter and 0.80% a year ago.

OREO remained consistent with prior periods at $2.6 million at the end of the second quarter of 2016, compared to $2.7 million the preceding quarter and $2.8 million a year ago.

The allowance for loan losses was 1.90% of portfolio loans at June 30, 2016, compared to 1.87% at March 31, 2016, and 1.79% at the end of the second quarter of 2015. Adversely classified loans totaled $41.1 million, or 4% of portfolio loans, at the end of the second quarter of 2016, compared to 4% at March 31, 2016, and 2% at the end of the second quarter of 2015. Adversely classified loans are loans that Northrim has classified as substandard, doubtful, and loss, net of government guarantees. As of June 30, 2016, $30.5 million, or 84% of adversely classified loans net of government guarantees are attributable to four relationships in the following sectors; one retail commercial business, one commercial real estate construction project, one medical business, and one residential land development project.

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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Northrim estimates that $41.8 million, or approximately 4% of portfolio loans as of June 30, 2016, have direct exposure to the oil and gas industry in Alaska, and $4.2 million of these loans are adversely classified. Northrim has an additional $45.7 million in unfunded commitments to companies with direct exposure to the oil and gas industry in Alaska, and none of these unfunded commitments are applicable to adversely classified loans. “We currently have no loans to oil producers or exploration companies," said Frye. "We define direct exposure to the oil and gas sector as loans to borrowers that provide oilfield services and other companies that we have identified as significantly reliant upon activity in Alaska related to the oil and gas industry, such as lodging, equipment rental, transportation and other logistics services specific to this industry."

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 90% of Alaska’s population; and an asset based lending division in Washington; and a wholly-owned mortgage brokerage company, Residential Mortgage Holding Company, LLC. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
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Forward-Looking Statement
This release may contain “forward-looking statements” as that term is defined for purposes of Section 21E of the Securities and Exchange Act. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include: our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins; and our ability to execute our business plan.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and from time to time are disclosed in our other filings with the Securities and Exchange Commission.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim does not undertake any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

References:
http://live.laborstats.alaska.gov/ces/ces.cfm?at=01&a=000000&adj=0
http://labor.alaska.gov/news/2016/news16-24.pdf

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
11 of 21

Income Statement
(Dollars in thousands, except per share data)	Three Months Ended
(Unaudited)	June 30,	March 31,	Three Month	June 30,	One Year
	2016	2016	% Change	2015	% Change
Interest Income:
Interest and fees on loans	$13,710	$13,778	0%	$14,135	-3%
Interest on portfolio investments	967	993	-3%	784	23%
Interest on deposits in banks	41	47	-13%	24	71%
Total interest income	14,718	14,818	-1%	14,943	-2%
Interest Expense:
Interest expense on deposits	479	471	2%	493	-3%
Interest expense on borrowings	160	173	-8%	255	-37%
Total interest expense	639	644	-1%	748	-15%
Net interest income	14,079	14,174	-1%	14,195	-1%

Provision for loan losses	200	703	-72%	376	-47%
Net interest income after provision for loan losses	13,879	13,471	3%	13,819	0%

Other Operating Income:
Mortgage banking income	8,510	5,696	49%	7,859	8%
Employee benefit plan income	936	964	-3%	931	1%
Bankcard fees	675	633	7%	669	1%
Purchased receivable income	531	534	-1%	562	-6%
Service charges on deposit accounts	510	499	2%	568	-10%
Gain (loss) on sale of securities	12	(23)	152%	16	-25%
Other income	690	802	-14%	958	-28%
Total other operating income	11,864	9,105	30%	11,563	3%

Other Operating Expense:
Salaries and other personnel expense	12,011	11,251	7%	11,125	8%
Occupancy expense	1,697	1,608	6%	1,594	6%
Data processing expense	1,146	1,084	6%	1,104	4%
Professional and outside services	785	707	11%	791	-1%
Change in fair value, RML earn-out liability	687	130	428%	587	17%
Marketing expense	615	738	-17%	642	-4%
Loss on sale of premises and equipment	358	—	NM	7	NM
Insurance expense	263	315	-17%	345	-24%
OREO (income) expense, net rental income and gains on sale	127	(26)	588%	(121)	205%
Intangible asset amortization expense	35	35	0%	72	-51%
Other operating expense	1,645	1,529	8%	1,607	2%
Total other operating expense	19,369	17,371	12%	17,753	9%

Income before provision for income taxes	6,374	5,205	22%	7,629	-16%
Provision for income taxes	1,868	1,699	10%	2,686	-30%
Net income	4,506	3,506	29%	4,943	-9%
Less: Net income attributable to the noncontrolling interest	156	130	20%	162	-4%
Net income attributable to Northrim BanCorp	$4,350	$3,376	29%	$4,781	-9%

Basic EPS	$0.63	$0.49	29%	$0.70	-10%
Diluted EPS	$0.63	$0.48	31%	$0.69	-9%
Average basic shares	6,877,140	6,877,140	—%	6,854,338	0%
Average diluted shares	6,968,891	6,964,707	0%	6,941,671	0%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
12 of 21

Income Statement
(Dollars in thousands, except per share data)	Six months ended June 30,
(Unaudited)			One Year
	2016	2015	% Change
Interest Income:
Interest and fees on loans	$27,488	$27,602	0%
Interest on portfolio investments	1,960	1,692	16%
Interest on deposits in banks	88	35	151%
Total interest income	29,536	29,329	1%
Interest Expense:
Interest expense on deposits	950	970	-2%
Interest expense on borrowings	333	532	-37%
Total interest expense	1,283	1,502	-15%
Net interest income	28,253	27,827	2%

Provision for loan losses	903	702	29%
Net interest income after provision for loan losses	27,350	27,125	1%

Other Operating Income:
Mortgage banking income	14,206	15,165	-6%
Employee benefit plan income	1,900	1,708	11%
Bankcard fees	1,308	1,258	4%
Purchased receivable income	1,065	1,151	-7%
Service charges on deposit accounts	1,009	1,058	-5%
(Loss) gain on sale of securities	(11)	130	-108%
Other income	1,492	1,628	-8%
Total other operating income	20,969	22,098	-5%

Other Operating Expense:
Salaries and other personnel expense	23,262	21,675	7%
Occupancy expense	3,305	3,198	3%
Data processing expense	2,230	2,200	1%
Professional and outside services	1,492	1,542	-3%
Marketing expense	1,353	1,259	7%
Change in fair value, RML earn-out liability	817	2,089	-61%
Insurance expense	578	669	-14%
Loss on sale of premises and equipment	358	7	NM
OREO expense, net rental income and gains on sale	101	176	-43%
Intangible asset amortization expense	70	145	-52%
Other operating expense	3,174	3,254	-2%
Total other operating expense	36,740	36,214	1%

Income before provision for income taxes	11,579	13,009	-11%
Provision for income taxes	3,567	4,433	-20%
Net income	8,012	8,576	-7%
Less: Net income attributable to the noncontrolling interest	286	234	22%
Net income attributable to Northrim BanCorp	$7,726	$8,342	-7%

Basic EPS	$1.12	$1.22	-8%
Diluted EPS	$1.11	$1.20	-8%
Average basic shares	6,877,140	6,854,264	0%
Average diluted shares	6,966,905	6,938,879	0%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
13 of 21

Balance Sheet
(Dollars in thousands)
(Unaudited)	June 30,	March 31,	Three Month	June 30,	One Year
	2016	2016	% Change	2015	% Change

Assets:
Cash and due from banks	$30,095	$23,361	29%	$44,017	-32%
Interest bearing deposits in other banks	44,661	55,914	-20%	60,054	-26%
Portfolio investments	293,468	299,139	-2%	229,882	28%

Loans held for sale	60,360	38,907	55%	73,593	-18%

Portfolio loans	967,346	970,517	0%	974,849	-1%
Allowance for loan losses	(18,385)	(18,183)	1%	(17,418)	6%
Net portfolio loans	948,961	952,334	0%	957,431	-1%
Purchased receivables, net	13,596	11,707	16%	14,048	-3%
Other real estate owned, net	2,558	2,702	-5%	2,807	-9%
Premises and equipment, net	38,671	40,348	-4%	37,942	2%
Goodwill and intangible assets	23,706	23,741	0%	23,889	-1%
Other assets	62,294	52,046	20%	56,668	10%
Total assets	$1,518,370	$1,500,199	1%	$1,500,331	1%

Liabilities:
Demand deposits	$461,970	$442,842	4%	$455,358	1%
Interest-bearing demand	183,885	195,896	-6%	173,952	6%
Savings deposits	231,246	230,834	0%	227,530	2%
Money market deposits	241,334	240,675	0%	232,877	4%
Time deposits	137,253	136,721	0%	149,000	-8%
Total deposits	1,255,688	1,246,968	1%	1,238,717	1%
Securities sold under repurchase agreements	26,049	25,946	0%	17,895	46%
Other borrowings	4,362	7,727	-44%	22,309	-80%
Junior subordinated debentures	18,558	18,558	0%	18,558	0%
Other liabilities	29,748	20,602	44%	31,770	-6%
Total liabilities	1,334,405	1,319,801	1%	1,329,249	0%

Shareholders' Equity:
Northrim BanCorp shareholders' equity	183,654	180,125	2%	170,805	8%
Noncontrolling interest	311	273	14%	277	12%
Total shareholders' equity	183,965	180,398	2%	171,082	8%
Total liabilities and shareholders' equity	$1,518,370	$1,500,199	1%	$1,500,331	1%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
14 of 21

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Composition of Portfolio Investments
	June 30, 2016		March 31, 2016		June 30, 2015
	Balance	% of total	Balance	% of total	Balance	% of total
U.S. Treasury securities	$30,315	10.3%	$35,264	11.8%	$15,150	6.6%
U.S. Agency securities	205,121	69.9%	205,405	68.7%	158,093	68.8%
U.S. Agency mortgage-backed securities	6	0.0%	7	0.0%	926	0.4%
Corporate bonds	45,818	15.6%	45,594	15.2%	40,326	17.5%
Alaska municipality, utility, or state bonds	9,651	3.3%	10,400	3.5%	12,965	5.6%
Other municipality, utility, or state bonds	591	0.2%	594	0.2%	605	0.3%
FHLB Stock	1,966	0.7%	1,875	0.6%	1,817	0.8%
Total portfolio investments	$293,468		$299,139		$229,882

Composition of Portfolio Loans
	June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015
	Balance		Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Commercial loans	$337,354	35%	$326,735	34%	$329,534	33%	$325,092	33%	$334,181	34%
CRE owner occupied loans	153,264	16%	128,933	13%	128,763	13%	112,527	12%	111,245	11%
CRE nonowner occupied loans	330,678	33%	340,830	35%	352,098	36%	327,556	33%	334,124	35%
Construction loans	96,236	10%	126,155	13%	119,419	12%	155,920	16%	139,916	14%
Consumer loans	54,134	6%	52,115	5%	55,585	6%	56,933	6%	59,842	6%
Subtotal	971,666		974,768		985,399		978,028		979,308
Unearned loan fees, net	(4,320)		(4,251)		(4,612)		(4,348)		(4,459)
Total portfolio loans	$967,346		$970,517		$980,787		$973,680		$974,849

Composition of Deposits
	June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Demand deposits	$461,970	37%	$442,842	35%	$430,191	35%	$485,304	39%	$455,358	37%
Interest-bearing demand	183,885	15%	195,896	16%	209,291	17%	179,080	14%	173,952	14%
Savings deposits	231,246	18%	230,834	19%	227,969	18%	221,205	17%	227,530	18%
Money market deposits	241,334	19%	240,675	19%	236,675	19%	236,488	19%	232,877	19%
Time deposits	137,253	11%	136,721	11%	136,666	11%	142,842	11%	149,000	12%
Total deposits	$1,255,688		$1,246,968		$1,240,792		$1,264,919		$1,238,717

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
15 of 21

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Asset Quality
	June 30,	March 31,	June 30,
	2016	2016	2015

Nonaccrual loans	$11,184	$3,196	$5,040
Loans 90 days past due and accruing	47	47	—
Total nonperforming loans	11,231	3,243	5,040
Nonperforming loans guaranteed by government	(1,600)	(1,561)	(1,640)
Net nonperforming loans	9,631	1,682	3,400
Other real estate owned	2,558	2,702	2,807
Net nonperforming assets	$12,189	$4,384	$6,207
Nonperforming loans / portfolio loans, net of government guarantees	1.00%	0.17%	0.35%
Nonperforming assets / total assets, net of government guarantees	0.80%	0.29%	0.41%

Performing restructured loans	$11,177	$11,600	$5,736
Nonperforming loans plus performing restructured loans, net of government
guarantees	$20,808	$13,282	$9,136
Nonperforming loans plus performing restructured loans / portfolio loans, net of
government guarantees	2.15%	1.37%	0.94%
Nonperforming assets plus performing restructured loans / total assets, net of
government guarantees	1.54%	1.07%	0.80%

Adversely classified loans, net of government guarantees	$41,072	$38,361	$20,344

Loans 30-89 days past due and accruing, net of government guarantees /
portfolio loans	0.12%	0.37%	0.03%

Allowance for loan losses / portfolio loans	1.90%	1.87%	1.79%
Allowance for loan losses / nonperforming loans, net of government guarantees	191%	1,081%	512%

Gross loan charge-offs for the quarter	$135	$734	$—
Gross loan recoveries for the quarter	($137)	($62)	($96)
Net loan charge-offs (recoveries) for the quarter	($2)	$672	($96)
Net loan charge-offs year-to-date	$671	$672	$6
Net loan charge-offs (recoveries) for the quarter / average loans, for the quarter	0.00%	0.07%	(0.01)%
Net loan charge-offs year-to-date / average loans,
year-to-date annualized	0.14%	0.27%	0.00%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
16 of 21

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Nonperforming Assets Rollforward
	Balance at	Additions	Payments	Writedowns/Charge-offs	Transfers to Performing Status	Sales	Balance at
	March 31, 2016	this quarter	this quarter	this quarter	this quarter	this quarter	June 30, 2016
Commercial loans	$2,660	$2,313	($313)	($135)	($46)	$—	$4,479
Commercial real estate	271	216	(15)	—	—	—	472
Construction loans	—	5,884	—	—	—	—	5,884
Consumer loans	312	184	(6)	—	(94)	—	396
Non-performing loans guaranteed by government	(1,561)	(195)	156	—	—	—	(1,600)
Total non-performing loans	1,682	8,402	(178)	(135)	(140)	—	9,631
Other real estate owned	2,702	—	—	(130)	—	(14)	2,558
Total non-performing assets,
net of government guarantees	$4,384	$8,402	($178)	($265)	($140)	($14)	$12,189

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
17 of 21

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Three Months Ended
	June 30, 2016		March 31, 2016		June 30, 2015
		Average		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$33,151	0.49%	$38,024	0.49%	$39,229	0.25%
Portfolio investments	293,716	1.44%	291,607	1.49%	229,485	1.50%
Loans held for sale	48,826	3.85%	38,164	3.87%	66,074	3.56%
Portfolio loans	969,450	5.54%	980,117	5.55%	966,952	5.67%
Total interest-earning assets	1,345,143	4.46%	1,347,912	4.48%	1,301,740	4.67%
Nonearning assets	144,274		141,282		143,404
Total assets	$1,489,417		$1,489,194		$1,445,144

Liabilities and Shareholders' Equity
Interest-bearing deposits	$804,944	0.24%	$805,823	0.23%	$784,972	0.25%
Borrowings	47,996	1.30%	50,864	1.34%	54,644	1.85%
Total interest-bearing liabilities	852,940	0.30%	856,687	0.30%	839,616	0.36%

Noninterest-bearing demand deposits	430,198		430,732		408,390
Other liabilities	20,509		23,379		29,840
Shareholders' equity	185,770		178,396		167,298
Total liabilities and shareholders' equity	$1,489,417		$1,489,194		$1,445,144
Net spread		4.16%		4.18%		4.31%
Net interest margin ("NIM")		4.21%		4.23%		4.37%
Tax equivalent NIM*		4.27%		4.29%		4.44%
Average portfolio loans to average
interest-earning assets	72.07%		72.71%		74.28%
Average portfolio loans to average total deposits	78.49%		79.26%		81.03%
Average non-interest deposits to average
total deposits	34.83%		34.83%		34.22%
Average interest-earning assets to average
interest-bearing liabilities	157.71%		157.34%		155.04%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
18 of 21

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Year-to-date
	June 30, 2016		June 30, 2015
		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$35,587	0.49%	$26,972	0.26%
Portfolio investments	292,662	1.47%	250,000	1.49%
Loans held for sale	43,495	3.86%	54,780	3.62%
Portfolio loans	974,783	5.54%	956,571	5.65%
Total interest-earning assets	1,346,527	4.47%	1,288,323	4.65%
Nonearning assets	142,777		148,888
Total assets	$1,489,304		$1,437,211

Liabilities and Shareholders' Equity
Interest-bearing deposits	$805,384	0.24%	$780,099	0.25%
Borrowings	49,430	1.32%	56,801	1.84%
Total interest-bearing liabilities	854,814	0.30%	836,900	0.36%

Noninterest-bearing demand deposits	430,465		397,417
Other liabilities	21,943		35,781
Shareholders' equity	182,082		167,113
Total liabilities and shareholders' equity	$1,489,304		$1,437,211
Net spread		4.17%		4.29%
Net interest margin ("NIM")		4.22%		4.36%
Tax equivalent NIM*		4.28%		4.41%
Average portfolio loans to average interest-earning assets	72.39%		74.25%
Average portfolio loans to average total deposits	78.88%		81.24%
Average non-interest deposits to average total deposits	34.83%		33.75%
Average interest-earning assets to average interest-bearing liabilities	157.52%		153.94%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
19 of 21

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Capital Data (At quarter end)
	June 30, 2016	March 31, 2016	June 30, 2015
Book value per share	$26.75	$26.23	$24.96
Tangible book value per share*	$23.30	$22.78	$21.47
Tangible Common Equity/Tangible Assets*	10.72%	10.61%	9.97%
Tier 1 Capital / Risk Adjusted Assets	13.85%	13.66%	12.67%
Total Capital / Risk Adjusted Assets	15.11%	14.92%	13.92%
Tier 1 Capital / Average Assets	12.10%	11.87%	10.25%
Shares outstanding	6,877,140	6,877,140	6,854,413
Unrealized gain on AFS securities, net of income taxes	$742	$458	$643

Profitability Ratios
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
For the quarter:
Net interest margin ("NIM")	4.21%	4.23%	4.05%	4.32%	4.37%
Tax equivalent NIM*	4.27%	4.29%	4.10%	4.38%	4.44%
Efficiency ratio	74.52%	74.47%	74.23%	66.93%	68.64%
Return on average assets	1.17%	0.91%	1.05%	1.42%	1.33%
Return on average equity	9.42%	7.61%	9.37%	12.37%	11.46%

	June 30, 2016	June 30, 2015
Year-to-date:
Net interest margin ("NIM")	4.22%	4.36%
Tax equivalent NIM*	4.28%	4.41%
Efficiency ratio	74.50%	72.25%
Return on average assets	1.04%	1.17%
Return on average equity	8.53%	10.07%

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
20 of 21

*Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Tax equivalent NIM

Tax equivalent NIM is a non-GAAP performance measurement in which interest income on non-taxable investments and loans is presented on a tax equivalent basis using a combined federal and state statutory rate of 41.11% in both 2016 and 2015. The most comparable GAAP measure is net interest margin and the following table sets forth the reconciliation of tax equivalent NIM to net interest margin.

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net interest income	$14,079	$14,174	$14,400	$14,682	$14,195
Divided by average interest-bearing assets	1,345,143	1,347,912	1,411,436	1,346,830	1,301,740
Net interest margin ("NIM")[2]	4.21%	4.23%	4.05%	4.32%	4.37%

Net interest income	$14,079	$14,174	$14,400	$14,682	$14,195
Plus: reduction in tax expense related to
tax-exempt interest income	197	206	186	185	199
	$14,276	$14,380	$14,586	$14,867	$14,394
Divided by average interest-bearing assets	1,345,143	1,347,912	1,411,436	1,346,830	1,301,740
Tax equivalent NIM[2]	4.27%	4.29%	4.10%	4.38%	4.44%

	Year-to-date
	June 30, 2016	June 30, 2015
Net interest income	$28,253	$27,827
Divided by average interest-bearing assets	1,346,527	1,288,323
Net interest margin ("NIM")[3]	4.22%	4.36%

Net interest income	$28,253	$27,827
Plus: reduction in tax expense related to
tax-exempt interest income	403	351
	$28,656	$28,178
Divided by average interest-bearing assets	1,346,527	1,288,323
Tax equivalent NIM[3]	4.28%	4.41%

2Calculated using actual days in the quarter divided by 366 for quarters ended in 2016 and actual days in the quarter divided by 365 for quarters ended in 2015.

3Calculated using actual days in the year divided by 366 for year-to-date period ended in 2016 and actual days in the year divided by 365 for year-to-date period ended in 2015.

Northrim BanCorp Reports 2Q16 Earnings of $4.4 Million, or $0.63 per Diluted Share
August 1, 2016
21 of 21

(Dollars in thousands)
(Unaudited)

Tangible Book Value

Tangible book value is a non-GAAP measure defined as shareholders' equity, less intangible assets, divided by shares outstanding. The following table sets forth the reconciliation of tangible book value per share and book value per share.

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Total shareholders' equity	$183,965	$180,398	$177,214	$175,336	$171,082
Less: goodwill and intangible assets	N/A	N/A	N/A	N/A	N/A
	$183,965	$180,398	$177,214	$175,336	$171,082
Divided by shares outstanding	6,877	6,877	6,877	6,859	6,854
Book value per share	$26.75	$26.23	$25.77	$25.56	$24.96

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Total shareholders' equity	$183,965	$180,398	$177,214	$175,336	$171,082
Less: goodwill and intangible assets	23,706	23,741	23,776	23,817	23,889
	$160,259	$156,657	$153,438	$151,519	$147,193
Divided by shares outstanding	6,877	6,877	6,877	6,859	6,854
Tangible book value per share	$23.30	$22.78	$22.31	$22.09	$21.47

Tangible Common Equity to Tangible Assets

Tangible common equity to tangible assets is a non-GAAP ratio that represents total equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. This ratio has received more attention over the past several years from stock analysts and regulators. The most comparable GAAP measure of shareholders' equity to total assets is calculated by dividing total shareholders' equity by total assets.

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Total shareholders' equity	$183,965	$180,398	$177,214	$175,336	$171,082
Total assets	1,518,370	1,500,199	1,499,492	1,539,253	1,500,331
Total shareholders' equity to total assets	12.12%	12.02%	11.82%	11.39%	11.40%

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Total shareholders' equity	$183,965	$180,398	$177,214	$175,336	$171,082
Less: goodwill and other intangible assets, net	23,706	23,741	23,776	23,817	23,889
Tangible common shareholders' equity	$160,259	$156,657	$153,438	$151,519	$147,193

Total assets	$1,518,370	$1,500,199	$1,499,492	$1,539,253	$1,500,331
Less: goodwill and other intangible assets, net	23,706	23,741	23,776	23,817	23,889
Tangible assets	$1,494,664	$1,476,458	$1,475,716	$1,515,436	$1,476,442
Tangible common equity ratio	10.72%	10.61%	10.40%	10.00%	9.97%

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Note Transmitted on GlobeNewswire on August 1, 2016, at 12:00 pm Alaska Standard Time.